Registration No. 333-46695
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                  TO FORM S-4*

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ----------

                         ALLEGHENY TELEDYNE INCORPORATED
             (Exact name of registrant as specified in its charter)

        DELAWARE                                     25-1792394
(State or other jurisdiction of           (I.R.S.Employer Identification No.)
incorporation or organization)

    1000 SIX PPG PLACE
   PITTSBURGH, PENNSYLVANIA                          15222-5479
 (Address of principal executive offices)            (Zip Code)

        OREGON METALLURGICAL CORPORATION 1996 EMPLOYEE STOCK OPTION PLAN
        OREGON METALLURGICAL CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
                  WARRANT AGREEMENT (NONTRANSFERABLE WARRANT)
                           (Full title of the plan)

                                  JON D. WALTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         ALLEGHENY TELEDYNE INCORPORATED
                               1000 SIX PPG PLACE
                       PITTSBURGH, PENNSYLVANIA 15222-5479
                     (Name and address of agent for service)

                                 (412) 394-2836
         (Telephone number, including area code, of agent for service)




* See Explanatory Note following this cover page.


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                                EXPLANATORY NOTE

         Allegheny Teledyne Incorporated (the "Registrant" or the "Corporation") hereby amends its Registration Statement on Form S-4 (File No. 333-46695), effective February 23, 1998 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Registration Statement") relating to an aggregate of 601,423 shares of Common Stock, par value $.10 per share, of the Registrant (the "Common Stock") issuable in connection with the Oregon Metallurgical Corporation 1996 Employee Stock Option Plan, the Oregon Metallurgical Corporation 1997 Employee Stock Option Plan, and the Warrant Agreement (Nontransferable Warrant) dated September 19, 1994 between Oregon Metallurgical Corporation ("OREMET") and James S. Paddock (collectively, the "Plans").

         On March 24, 1998, pursuant to an Agreement and Plan of Merger dated as of October 31, 1997 (the "Combination Agreement"), Sea Merger, Inc., a wholly owned subsidiary of the Registrant, was merged with and into OREMET, with OREMET surviving as a wholly owned subsidiary of the Registrant (the "Combination"). As provided in the Combination Agreement, each outstanding share of common stock of OREMET was converted into the right to receive 1.296 shares of the Registrant's Common Stock.

         Pursuant to the Combination Agreement, the Registrant has taken such actions as are necessary such that the Registrant's Common Stock will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plans and the Combination Agreement.

         This Registration Statement relates only to 601,423 shares of the Registrant's Common Stock registered on the Form S-4 that were not issued in the Combination and that are issuable with respect to the Plans. A registration fee in the aggregate amount of $7,471.61 was previously paid in connection with the Form S-4 and the Preliminary Proxy Statement relating thereto filed with the Commission on February 23, 1998 and November 26, 1997, respectively.





















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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A (Amendment No. 1), (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998,
     (iii) the Registrant's Current Reports on Form 8-K dated January 28, 1998, March 12, 1998, March 13, 1998, March 24, 1998 and May 29, 1998, and (iv)
     the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 30, 1996.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


      ITEM 4.     DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


      ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the securities of the Registrant being registered hereby has been passed upon by Kirkpatrick & Lockhart LLP. Charles J. Queenan, Jr., Senior Counsel to Kirkpatrick & Lockhart LLP, is a director of the Registrant.

         The consolidated financial statements of the Corporation incorporated by reference in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and herein. Such financial statements are incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

         The consolidated statements of operation, shareholders' equity and cash flows of Teledyne, Inc. for the year ended December 31, 1995 incorporated by reference in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997, as amended, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and herein. Such financial statements are incorporated herein by reference in reliance upon the report of Arthur Andersen LLP pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

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      ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).

         Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Registrant's Restated Certificate of Incorporation provides that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.

         The Registrant has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.



      ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.


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      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

      EXHIBIT NO.                                 DESCRIPTION

         4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

         4.2 Amended and Restated Bylaws of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit
                           3.2 of the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

          5 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered, filed herewith.

         23.1              Consent of Ernst & Young LLP, filed herewith.

         23.2              Consent of Arthur Andersen LLP, filed herewith.

         23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5).

         24 Power of Attorney (incorporated by reference to the signature page of the Registrant's Registration Statement on Form S-4, filed with the Commission on February 23, 1998 (File No. 333-46695)).


         ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                                        (i) To include any prospectus required
                           by Section 0(a)(3) of the Securities Act;

                                       (ii) To reflect in the prospectus any
                           facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                      (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered

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         therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                        * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 2nd day of September, 1998.


                          ALLEGHENY TELEDYNE INCORPORATED

                              /s/ Richard P. Simmons
                          By:____________________________________
                             Richard P. Simmons
                             Chairman, President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:



        Signature               Capacity                            Date

/s/ Richard P. Simmons
_________________________  Chairman, President and Chief,     September 2, 1998
Richard P. Simmons         Executive Officer and a Director

/s/ James L. Murdy
_________________________  Executive Vice President, Finance  September 2, 1998
James L. Murdy             and Administration and Chief
                           Financial Officer
/s/ Dale G. Reid
_________________________  Vice President - Controller and    September 2, 1998
Dale G. Reid               Principal Accounting Officer


           *               Director                           September 2, 1998
_________________________
Robert P. Bozzone

           *               Director                           September 2, 1998
_________________________
Arthur H. Aronson

           *               Director                           September 2, 1998
_________________________
Paul S. Brentlinger

           *               Director                           September 2, 1998
_________________________
Frank V. Cahouet


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           *               Director                           September 2, 1998
_________________________
Diane C. Creel

           *               Director                           September 2, 1998
_________________________
C. Fred Fetterolf


_________________________  Director                           ___________, 1998
Ray J. Groves

           *               Director                           September 2, 1998
_________________________
W. Craig McClelland

           *               Director                           September 2, 1998
_________________________
Robert Mehrabian

           *               Director                           September 2, 1998
_________________________
William  G. Ouchi

           *               Director                           September 2, 1998
_________________________
Charles J. Queenan, Jr.

           *               Director                           September 2, 1998
_________________________
George A. Roberts

           *               Director                           September 2, 1998
_________________________
James E. Rohr


* By: /s/ Jon D. Walton                                       September 2, 1998
     _______________________________
     Jon D. Walton, Attorney-in-Fact
     and Agent pursuant to Power of
     Attorney filed as Exhibit 24



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                            EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION



4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

4.2 Amended and Restated Bylaws of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

5 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered.

23.1            Consent of Ernst & Young LLP.

23.2            Consent of Arthur Andersen LLP.

23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5).

24 Power of Attorney (incorporated by reference to the signature page of the Registrant's Registration
                Statement on Form S-4, filed with the Commission on February 23, 1998 (File No.333-46695)).

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